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                         [BAKER & McKENZIE LETTERHEAD]





                                                               November 15, 1996



Westwood Funds
One Corporate Center
Rye, New York 10580

Dear Sirs:


                  We refer to the Rule 24f-2 Notice (the "Rule 24f-2 Notice"), with respect to Post-Effective Amendment No. 13 (the "Post-Effective Amendment") to the Registration Statement on Form N-1A relating to the shares of beneficial interest, par value $.001 per share, of Westwood Funds, a Massachusetts business trust (the "Trust"). The Post-Effective Amendment registered an indefinite number of shares of beneficial interest of the Trust pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended. The Rule 24f-2 Notice makes definite the number of shares of beneficial interest of the Trust sold during the Trust's fiscal year ended September 30, 1996 that were so registered under the Post-Effective Amendment.

                  We have examined and relied upon copies of the Post- Effective Amendment and the Rule 24f-2 Notice and have examined and relied upon originals, or copies certified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below.

                  Based on the foregoing, we are of the opinion that the shares of beneficial interest of the Trust, the registration of
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Westwood Funds
November 15, 1996
Page 2


which the Rule 24f-2 Notice makes definite in number, were duly authorized, legally issued, fully paid and nonassessable.

                  We hereby consent to the use of this opinion in connection with the filing of the Rule 24f-2 Notice. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                 Very truly yours,


                                                 /s/ Baker & McKenzie
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